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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

MACERICH ANNOUNCES A 13% INCREASE IN AFFO PER SHARE, INCREASED
EARNINGS GUIDANCE AND SIGNS DELOITTE FOR TYSONS OFFICE

        Santa Monica, CA (5/1/2013)—The Macerich Company (NYSE Symbol: MAC) today announced results of operations for the quarter ended March 31, 2013 which included funds from operations ("FFO") diluted of $127.0 million compared to $106.2 million for the quarter ended March 31, 2012. Adjusted funds from operations ("AFFO") diluted for the quarter were $127.0 million or $.86 per share-diluted compared to $109.2 million or $.76 per share-diluted for the quarter ended March 31, 2012. Net income attributable to the Company was $18.1 million or $.13 per share-diluted for the quarter ended March 31, 2013 compared to net loss attributable to the Company for the quarter ended March 31, 2012 of $14.1 million or -$.11 per share-diluted. A description and reconciliation of FFO per share-diluted and AFFO per share-diluted to EPS-diluted is included in the financial tables accompanying this press release.

Recent Highlights:

  •
  Mall tenant annual sales per square foot increased 6.2% for the year ended March 31, 2013 to $535 compared to $504 for the year ended March 31, 2012.

  •
  The releasing spreads for the year ended March 31, 2013 were up 14.9%.

  •
  Mall portfolio occupancy was 93.4% at March 31, 2013 compared to 92.1% at March 31, 2012.

  •
  AFFO per share-diluted was $.86, up 13.2% compared to the quarter ended March 31, 2012.

        Commenting on the quarter, Arthur Coppola chairman and chief executive officer of Macerich stated, "It was a very good quarter for us. Our operating fundamentals continued their strong upward trend with significant occupancy gains and continued tenant sales growth. In addition, we continued to take advantage of this generational low interest rate environment with substantial financing activity during the quarter.

        During the quarter, we were pleased to announce that our Fashion Outlets of Chicago development will be anchored by Last Call by Neiman Marcus, Bloomingdale's The Outlet Store, Saks Fifth Avenue Off 5th, Forever 21 plus over 120 fashion retailers. At our other major development currently underway, the mixed-use densification of Tysons Corner strong leasing progress continues. With the addition of Deloitte, Tysons Tower is now over 60% pre-leased more than one year from its opening, which is a significant milestone as we continue to move this exciting project forward on time and on budget."

Developments:

        Construction continues at Fashion Outlets of Chicago, a 526,000 square foot fashion outlet center near O'Hare International Airport, which is scheduled to open on August 1, 2013. The center will offer one of the most outstanding fashion line-ups of any new outlet center to open in the United States in many years. Our anchors will be joined by such stellar fashion retailers as Longchamp, Brunello Cucinelli, Prada, Gucci, Armani, Halston, Michael Kors, Coach, Coach Men's, Tory Burch and many others.

        At Tysons Corner Center, the Company's 2.1 million square foot super regional mall, the Company is building a mixed-use densification which will add 1.4 million square feet to one of the country's premier retail centers. The Tysons expansion includes a 19-story office tower; a 500,000 square foot,

30-story, 430 unit luxury residential tower; and a 17-story, 300-room Hyatt Regency hotel. The Company recently signed a lease with Deloitte LLP for three full floors in the office tower. Including the Intelsat lease which was signed in late 2012, the two signed anchor tenants account for over 60% of the project's leasable office space. The project is scheduled to open in 2014.

Financing Activity:

        During the quarter, the Company closed or committed to over $700 million of financings (at its pro rata share) at an average fixed interest rate of 3.21% and an average maturity of 8.4 years. The financings included:

        A $325 million loan, secured by Green Acres Mall, closed on January 24, 2013. The 8 year fixed rate loan has an interest rate of 3.43%.

        A $525 million 10 year, fixed rate loan was placed on Scottsdale Fashion Square on March 6, 2013. The Company's pro rata share of that loan is $262.5 million and the loan bears interest at 3.0%.

        The Company has agreed to a $138 million loan refinancing of SanTan Village Center. The loan has a 6 year term with a fixed interest rate of 3.09% and is expected to close in June, 2013.

        As a result of over $2.5 billion of financing done in the twelve months ended March 31, 2013 the average loan maturity has increased to 5.3 years, compared to 3.6 years at March 31, 2012. Floating rate debt has decreased to 23% of total debt at March 31, 2013 from 37% at March 31, 2012. The average interest rate has decreased to 4.1% at March 31, 2013 from 4.7% at March 31, 2012.

2013 Earnings Guidance:

        Management is increasing its previously issued estimated 2013 FFO per share-diluted guidance range by $.03 per share to $3.35 to $3.45.

        A reconciliation of estimated EPS to FFO per share-diluted follows:

Estimated EPS range:	$2.07	to	$2.92
Less: estimated Gain on asset sales	-1.50	to	-2.25
Plus: Real estate depreciation and amortization	2.78	to	2.78

Estimated range for FFO per share-diluted	$3.35	to	$3.45

        Macerich is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management, development and redevelopment of regional malls throughout the United States. Macerich now owns approximately 64 million square feet of gross leaseable area consisting primarily of interests in 61 regional shopping centers. Additional information about Macerich can be obtained from the Company's website at www.macerich.com.

Investor Conference Call

        The Company will provide an online Web simulcast and rebroadcast of its quarterly earnings conference call. The call will be available on The Macerich Company's website at www.macerich.com (Investing Section) and through CCBN at www.earnings.com. The call begins Thursday, May 2, 2013 at 10:30 AM Pacific Time. To listen to the call, please go to any of these websites at least 15 minutes prior to the call in order to register and download audio software if needed. An online replay at www.macerich.com (Investing Section) will be available for one year after the call.

        The Company will publish a supplemental financial information package which will be available at www.macerich.com in the Investing Section. It will also be furnished to the SEC as part of a Current Report on Form 8-K.

        Note: This release contains statements that constitute forward-looking statements which can be identified by the use of words, such as "expects," "anticipates," "assumes," "projects," "estimated" and "scheduled" and similar expressions that do not relate to historical matters. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, as well as national, regional and local economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, anchor or tenant bankruptcies, closures, mergers or consolidations, lease rates, terms and payments, interest rate fluctuations, availability, terms and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; the liquidity of real estate investments, governmental actions and initiatives (including legislative and regulatory changes); environmental and safety requirements; and terrorist activities or other acts of violence which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2012, for a discussion of such risks and uncertainties, which discussion is incorporated herein by reference. The Company does not intend, and undertakes no obligation, to update any forward-looking information to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events unless required by law to do so.

(See attached tables)
##

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Results of Operations:

	Results before Discontinued Operations(a)		Impact of Discontinued Operations(a)		Results after Discontinued Operations(a)
	For the Three Months Ended March 31,		For the Three Months Ended March 31,		For the Three Months Ended March 31,
	Unaudited				Unaudited
	2013	2012	2013	2012	2013	2012
Minimum rents	$149,157	$123,638	$0	$(4,110)	$149,157	$119,528
Percentage rents	4,377	3,994	—	(241)	4,377	3,753
Tenant recoveries	85,324	66,772	—	(2,077)	85,324	64,695
Management Companies' revenues	10,148	11,215	—	—	10,148	11,215
Other income	13,776	11,002	—	(250)	13,776	10,752

Total revenues	262,782	216,621	0	(6,678)	262,782	209,943

Shopping center and operating expenses	85,374	68,817	(2)	(3,319)	85,372	65,498
Management Companies' operating expenses	23,149	22,527	—	—	23,149	22,527
Income tax (benefit) provision	(243)	1,850	—	—	(243)	1,850
Depreciation and amortization	93,160	76,964	—	(3,123)	93,160	73,841
REIT general and administrative expenses	6,024	4,518	—	—	6,024	4,518
Interest expense	53,696	47,123	—	(4,600)	53,696	42,523
Loss on extinguishment of debt, net	—	(344)	—	344	—	—
Gain (loss) on remeasurement, sale or write down of assets, net	4,834	(35,727)	(6)	55,224	4,828	19,497
Co-venture interests(b)	(2,041)	(1,092)	—	—	(2,041)	(1,092)
Equity in income of unconsolidated joint ventures	18,115	30,618	—	—	18,115	30,618
Income (loss) from continuing operations	22,530	(11,723)	(4)	59,932	22,526	48,209
Discontinued operations:
Gain (loss) on sale, disposition or write down of assets, net	—	—	6	(55,568)	6	(55,568)
Loss from discontinued operations	—	—	(2)	(4,364)	(2)	(4,364)
Total gain (loss) from discontinued operations	—	—	4	(59,932)	4	(59,932)
Net income (loss)	22,530	(11,723)	—	—	22,530	(11,723)
Less net income attributable to noncontrolling interests	4,438	2,345	—	—	4,438	2,345

Net income (loss) attributable to the Company	$18,092	$(14,068)	$0	$0	$18,092	$(14,068)

Average number of shares outstanding—basic	137,538	132,273			137,538	132,273

Average shares outstanding, assuming full conversion of OP Units(c)	147,745	143,452			147,745	143,452

Average shares outstanding—Funds From Operations ("FFO")—diluted(c)	147,823	143,452			147,823	143,452

Per share income—diluted before discontinued operations	—	—			$0.13	$0.31

Net income (loss) per share—basic	$0.13	$(0.11)			$0.13	$(0.11)

Net income (loss) per share—diluted	$0.13	$(0.11)			$0.13	$(0.11)

Dividend declared per share	$0.58	$0.55			$0.58	$0.55

FFO—basic(c)(d)	$126,975	$106,173			$126,975	$106,173

FFO—diluted(c)(d)	$126,975	$106,173			$126,975	$106,173

FFO per share—basic(c)(d)	$0.86	$0.74			$0.86	$0.74

FFO per share—diluted(c)(d)	$0.86	$0.74			$0.86	$0.74

Adjusted FFO ("AFFO") per share—diluted(c)(d)	$0.86	$0.76			$0.86	$0.76

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

(a)
The Company has classified the results of operations on dispositions as discontinued operations for the three months ended March 31, 2013 and 2012.

(b)
This represents the outside partners' allocation of net income in the Chandler Fashion Center/Freehold Raceway Mall joint venture.

(c)
The Macerich Partnership, L.P. (the "Operating Partnership" or the "OP") has operating partnership units ("OP units"). OP units can be converted into shares of Company common stock. Conversion of the OP units not owned by the Company has been assumed for purposes of calculating FFO per share and the weighted average number of shares outstanding. The computation of average shares for FFO—diluted includes the effect of share and unit-based compensation plans, stock warrants and convertible senior notes using the treasury stock method. It also assumes conversion of MACWH, LP preferred and common units to the extent they are dilutive to the calculation.

(d)
The Company uses FFO in addition to net income to report its operating and financial results and considers FFO and FFO—diluted as supplemental measures for the real estate industry and a supplement to Generally Accepted Accounting Principles ("GAAP") measures. NAREIT defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from extraordinary items and sales of depreciated operating properties, plus real estate related depreciation and amortization, impairment write-downs of real estate and write-downs of investments in an affiliate where the write-downs have been driven by a decrease in the value of real estate held by the affiliate and after adjustments for unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis.

Adjusted FFO ("AFFO") excludes the FFO impact of Shoppingtown Mall and Valley View Center for the three months ended March 31, 2012. In December 2011, the Company conveyed Shoppingtown Mall to the lender by a deed-in-lieu of foreclosure. In July 2010, a court-appointed receiver assumed operational control of Valley View Center and responsibility for managing all aspects of the property. Valley View Center was sold by the receiver on April 23, 2012, and the related non-recourse mortgage loan obligation was fully extinguished on that date.

FFO and FFO on a diluted basis are useful to investors in comparing operating and financial results between periods. This is especially true since FFO excludes real estate depreciation and amortization, as the Company believes real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes that AFFO and AFFO on a diluted basis provide useful supplemental information regarding the Company's performance as they show a more meaningful and consistent comparison of the Company's operating performance and allow investors to more easily compare the Company's results without taking into account non-cash credits and charges on properties controlled by either a receiver or loan servicer. FFO and AFFO on a diluted basis are measures investors find most useful in measuring the dilutive impact of outstanding convertible securities. FFO and AFFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income (loss) as defined by GAAP, and are not indicative of cash available to fund all cash flow needs. The Company also cautions that FFO and AFFO as presented, may not be comparable to similarly titled measures reported by other real estate investment trusts.

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income (loss) attributable to the Company to FFO and AFFO(d):

	For the Three Months Ended March 31,
	Unaudited
	2013	2012
Net income (loss) attributable to the Company	$18,092	$(14,068)
Adjustments to reconcile net income (loss) attributable to the Company to FFO—basic
Noncontrolling interests in OP	1,343	(1,188)
(Gain) loss on remeasurement, sale or write down of consolidated assets, net	(4,834)	35,727
plus gain on undepreciated asset sales—consolidated assets	2,248	—
plus non-controlling interests share of gain on remeasurement, sale or write down of consolidated joint ventures, net	3,172	3,555
Loss (gain) on remeasurement, sale or write down of assets from unconsolidated entities (pro rata), net	19	(11,511)
plus loss on undepreciated asset sales—unconsolidated entities (pro rata)	(2)	—
Depreciation and amortization on consolidated assets	93,160	76,964
Less depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(4,534)	(4,850)
Depreciation and amortization on joint ventures (pro rata)	21,331	24,757
Less: depreciation on personal property	(3,020)	(3,213)

Total FFO—basic	126,975	106,173
Additional adjustment to arrive at FFO—diluted:
Preferred units—dividends	—	—

Total FFO—diluted	$126,975	$106,173

Additional adjustments to arrive at AFFO—diluted(d):
Shoppingtown Mall	—	360
Valley View Center	—	2,629

Total AFFO—diluted	$126,975	$109,162

Reconciliation of EPS to FFO and AFFO per diluted share(d):

	For the Three Months Ended March 31,
	Unaudited
	2013	2012
Earnings per share—diluted	$0.13	$(0.11)
Per share impact of depreciation and amortization of real estate	0.72	0.66
Per share impact of gain on remeasurement, sale or write down of assets	0.01	0.19

FFO per share—diluted	$0.86	$0.74

Per share impact—Shoppingtown Mall and Valley View Center	0.00	0.02

AFFO per share—diluted	$0.86	$0.76

THE MACERICH COMPANY

FINANCIAL HIGHLIGHTS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Reconciliation of Net income (loss) attributable to the Company to EBITDA:

	For the Three Months Ended March 31,
	Unaudited
	2013	2012
Net income (loss) attributable to the Company	$18,092	$(14,068)
Interest expense—consolidated assets	53,696	47,123
Interest expense—unconsolidated entities (pro rata)	18,872	26,722
Depreciation and amortization—consolidated assets	93,160	76,964
Depreciation and amortization—unconsolidated entities (pro rata)	21,331	24,757
Noncontrolling interests in OP	1,343	(1,188)
Less: Interest expense and depreciation and amortization allocable to noncontrolling interests on consolidated joint ventures	(7,294)	(7,776)
Loss on extinguishment of debt—consolidated entities	—	344
(Gain) loss on remeasurement, sale or write down of assets—consolidated assets, net	(4,834)	35,727
Loss (gain) on remeasurement, sale or write down of assets—unconsolidated entities (pro rata), net	19	(11,511)
Add: Non-controlling interests share of gain on sale of consolidated assets, net	3,172	3,555
Income tax (benefit) provision	(243)	1,850
Distributions on preferred units	184	208

EBITDA(e)	$197,498	$182,707

Reconciliation of EBITDA to Same Centers—Net Operating Income ("NOI"):

	For the Three Months Ended March 31,
	Unaudited
	2013	2012
EBITDA(e)	$197,498	$182,707
Add: REIT general and administrative expenses	6,024	4,518
Management Companies' revenues	(10,148)	(11,215)
Management Companies' operating expenses	23,149	22,527
Lease termination income, straight-line and above/below market adjustments to minimum rents of comparable centers	(2,277)	(5,296)
EBITDA of non-comparable centers	(33,854)	(18,746)

Same Centers—NOI(f)	$180,392	$174,495

(e)
EBITDA represents earnings before interest, income taxes, depreciation, amortization, noncontrolling interests, extraordinary items, gain (loss) on remeasurement, sale or write down of assets and preferred dividends and includes joint ventures at their pro rata share. Management considers EBITDA to be an appropriate supplemental measure to net income because it helps investors understand the ability of the Company to incur and service debt and make capital expenditures. EBITDA should not be construed as an alternative to operating income as an indicator of the Company's operating performance, or to cash flows from operating activities (as determined in accordance with GAAP) or as a measure of liquidity. EBITDA, as presented, may not be comparable to similarly titled measurements reported by other companies.

(f)
The Company presents same center NOI because the Company believes it is useful for investors to evaluate the operating performance of comparable centers. Same center NOI is calculated using total EBITDA and subtracting out EBITDA from non-comparable centers and eliminating the management companies and the Company's general and administrative expenses. Same center NOI excludes the impact of lease termination income, straight-line and above/below market adjustments to minimum rents.

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  Exhibit 99.1
MACERICH ANNOUNCES A 13% INCREASE IN AFFO PER SHARE, INCREASED EARNINGS GUIDANCE AND SIGNS DELOITTE FOR TYSONS OFFICE